UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 2, 2024, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), completed its acquisition of the personal care business (the “Acquired Business”) of Curo Health Services, LLC, a Delaware limited liability company, which does business as Gentiva (“Gentiva”). Pursuant to the terms of the previously announced Purchase Agreement (the “Purchase Agreement”), dated as of June 8, 2024, Addus HealthCare acquired (A) all of the outstanding equity interests of (i) IntegraCare of Abilene, LLC, a Texas limited liability company, (ii) NP Plus, LLC, a Delaware limited liability company, (iii) Girling Health Care Services of Knoxville, Inc., a Tennessee corporation, and (iv) Girling Health Care, Inc., a Texas corporation and (B) certain assets and liabilities of (i) Central Arizona Home Health Care, Inc., an Arizona corporation, (ii) Community Home Care & Hospice, LLC, a Delaware limited liability company, (iii) TNMO Healthcare, LLC, a Delaware limited liability company, and (iv) Odyssey HealthCare Operating A, LP, a Delaware limited partnership, for an aggregate purchase price, in cash, of $350 million, subject to customary adjustments for working capital and other items. The purchase was funded through the Company’s existing revolving credit facility and a portion of the net proceeds of the Company’s public offering of common stock, which closed on June 28, 2024.

The Acquired Business includes operations in Arizona, Arkansas, California, Missouri, North Carolina, Tennessee and Texas.

The Purchase Agreement contains customary representations, warranties and covenants made by Addus Healthcare and Gentiva. Addus Healthcare purchased a buy-side representations and warranties insurance policy, which is subject to certain policy limits, exclusions, deductibles and other terms and conditions. The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective covenants and certain other specified matters.

Item 7.01.	Regulation FD Disclosure

On December 2, 2024, the Company issued a press release announcing the completion of the acquisition of the Acquired Business. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Stock and Asset Purchase Agreement, dated June 8, 2024, by and between Addus HomeCare Corporation and Curo Health Services, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A filed on June 26, 2024 and incorporated by reference herein).

99.1	Press Release of Addus HomeCare Corporation dated December 2, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: December 2, 2024	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer